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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 2-78465, 2-81026, 2-82260, 2-85387, 2-86457,
2-92391, 2-94757, 33-365, 33-2387, 33-5544, 33-17169, 33-24058, 33-30610,
33-62551 333-35476 and 333-55598), on Form S-4 (File No. 333-44933) and on Form
S-8 (File Nos. 2-87779, 33-10465, 33-17243, 33-42427, 33-50768, 33-57491,
33-57495, 33-16461, and 333-01639, and 333-75797) of Acterna Corporation of our
report dated May 28, 2002, except for Note R as to which the date is June 14, 2002, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 18, 2002